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Sean Mahoney
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FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS
Full Year 2014 RevPAR Growth of 11.6%
Introduces 2015 Outlook with RevPAR Growth of 6% to 7%
Announces 22% Dividend Increase
BETHESDA, Maryland, Tuesday, February 24, 2015 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 28 premium hotels in the United States, today announced results of operations for the fourth quarter and full year ended December 31, 2014.

2014 Operating Highlights

•	Pro Forma RevPAR: Pro Forma RevPAR was $161.44, an increase of 11.6% from 2013.

•	Pro Forma Hotel Adjusted EBITDA Margin: Pro Forma Hotel Adjusted EBITDA margin was 29.53%, an increase of 275 basis points from 2013.

•	Pro Forma Hotel Adjusted EBITDA: Pro Forma Hotel Adjusted EBITDA was $248.6 million, an increase of 21.3% from 2013.

•	Adjusted EBITDA: Adjusted EBITDA was $235.8 million, an increase of 19.8% from 2013.

•	Adjusted FFO: Adjusted FFO was $171.5 million and Adjusted FFO per diluted share was $0.87.

•	Dividends: The Company declared four quarterly dividends totaling $0.41 per share during 2014, returning approximately $80 million to shareholders.

Fourth Quarter 2014 Highlights

•	Pro Forma RevPAR: Pro Forma RevPAR was $159.64, an increase of 8.3% from the comparable period of 2013.

•	Pro Forma Hotel Adjusted EBITDA Margin: Pro Forma Hotel Adjusted EBITDA margin was 29.30%, an increase of 196 basis points from 2013.

•	Pro Forma Hotel Adjusted EBITDA: Pro Forma Hotel Adjusted EBITDA was $61.4 million, an increase of 15.7% from 2013.

•	Adjusted EBITDA: Adjusted EBITDA was $60.8 million, an increase of 23.3% from 2013.

•	Adjusted FFO: Adjusted FFO was $41.8 million and Adjusted FFO per diluted share was $0.21.

•	Westin Fort Lauderdale Acquisition: The Company acquired the 432-room Westin Fort Lauderdale Beach Resort for $149 million in December 2014.

•	Non-Core Hotel Disposition: The Company sold the 1,004-room Los Angeles Airport Marriott for proceeds of approximately $160 million in December 2014.

•
Lexington Hotel Refinancing: The Company amended its existing $170.4 million mortgage loan secured by the Lexington Hotel New York City in October 2014. The amendment reduced the interest rate and extended the term of the loan.

•	Dividends: The Company declared a quarterly dividend of $0.1025 per share during the fourth quarter.
Recent Developments

•	Shorebreak Hotel: The Company acquired the Shorebreak Hotel, a 157-room boutique hotel in Huntington Beach, California, for $58.5 million in February 2015.

•	Dividend Increase: The Company announced today a 22% increase in its quarterly dividend to $0.125 per share.

•	January 2015 RevPAR: Pro Forma RevPAR for January 2015 was $130.70, an increase of 8.8% from the comparable period in 2014.
Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company, stated, “The fourth quarter punctuated an excellent 2014 for DiamondRock, in which we delivered industry-leading RevPAR growth and our asset management initiatives drove margin expansion of 275 basis points. Our acquisitions and dispositions are producing excellent results as we continued to position our portfolio to perform well across the cycle.”
Operating Results
Discussions of “Pro Forma” with respect to 2014 operating results include the results of operations of the Inn at Key West and the Westin Fort Lauderdale under previous ownership and exclude the Oak Brook Hills Resort and Los Angeles Airport Marriott, which were sold during 2014, and the Hilton Garden Inn Times Square Central, which opened for business on September 1, 2014. Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO.”

For the quarter ended December 31, 2014, the Company reported the following:

	Fourth Quarter
	2014	2013	Change
Pro Forma ADR	$212.71	$203.57	4.5%
Pro Forma Occupancy	75.1%	72.4%	2.7 percentage points
Pro Forma RevPAR	$159.64	$147.43	8.3%
Pro Forma Hotel Adjusted EBITDA Margin	29.30%	27.34%	196 basis points
Adjusted EBITDA	$60.8 million	$49.3 million	$11.5 million
Adjusted FFO	$41.8 million	$33.5 million	$8.3 million
Adjusted FFO per diluted share	$0.21	$0.17	$0.04

For the year ended December 31, 2014, the Company reported the following:

	Year Ended December 31,
	2014	2013	Change
Pro Forma ADR	$205.09	$192.86	6.3%
Pro Forma Occupancy	78.7%	75.0%	3.7 percentage points
Pro Forma RevPAR	$161.44	$144.67	11.6%
Pro Forma Hotel Adjusted EBITDA Margin	29.53%	26.78%	275 basis points
Adjusted EBITDA	$235.8 million	$196.9 million	$38.9 million
Adjusted FFO	$171.5 million	$139.3 million	$32.2 million
Adjusted FFO per diluted share	$0.87	$0.71	$0.16

Westin Fort Lauderdale Acquisition
The Company acquired the 432-room Westin Fort Lauderdale Beach Resort located in Fort Lauderdale, Florida for $149 million, or $345,000 per key, on December 3, 2014. The hotel is expected to exceed the Company's underwriting and the purchase price now represents a 12.0 multiple on projected 2015 Hotel Adjusted EBITDA. In conjunction with the acquisition, the Company terminated the management agreement with Starwood Hotels & Resorts Worldwide and entered into a franchise agreement with Starwood and a new management agreement with HEI Hotels & Resorts to operate the hotel. The Company expects to benefit from several new asset management initiatives at the hotel.
Sale of Los Angeles Airport Marriott
The Company sold the 1,004-room Los Angeles Airport Marriott on December 18, 2014 for approximately $160 million, which included payment for the hotel's replacement reserve, and recognized a gain of $49.7 million. The sales price, including an estimated $15 million of deferred capital expenditures, represents a 6% capitalization rate on the hotel's 2014 net operating income. In conjunction with the sale, the Company prepaid the existing $82.6 million mortgage secured by the hotel and incurred approximately $1.6 million of defeasance costs. The Company has excluded both the gain and the defeasance costs from its reported Adjusted EBITDA and Adjusted FFO. The hotel generated $14.4 million of Hotel Adjusted EBITDA during the year ended December 31, 2014.
Lexington Hotel Refinancing

The Company amended its existing $170.4 million mortgage loan secured by the Lexington Hotel New York City in October 2014. The amended loan bears interest at an initial floating rate of LIBOR plus 275 basis points, and features a pricing grid that further reduces the spread to as low as 175 basis points upon achieving certain hotel cash flow hurdles. The reduced borrowing cost is expected to save the Company more than $1.5 million in annual interest expense. The amended loan extends the term of the loan by 30 months.

ATM Equity Offering Program

The Company issued common stock under its “at-the-market” equity offering program beginning in November 2014. As of December 31, 2014, the Company sold 4,217,560 shares of its common stock at an average price of $15.12 for net proceeds of $63.1 million. Subsequent to December 31, 2014, the Company sold an additional 524,606 shares of its common stock at an average price of $15.18 for net proceeds of $7.9 million. The average price of the shares sold to date under the program is $15.13 and represents a valuation of over 16.5 times 2014 Adjusted EBITDA.

Shorebreak Hotel Acquisition
The Company acquired the 157-room Shorebreak Hotel located in Huntington Beach, California for $58.5 million on February 6, 2015. The purchase price represents a 12.8 multiple on projected 2015 Hotel Adjusted EBITDA. In conjunction with the acquisition, the Company entered into a new management agreement with Kimpton Hotel and Restaurant Group LLC to operate the hotel.
Capital Expenditures

The Company spent approximately $62.6 million on capital improvements at its hotels in 2014. The majority of the capital improvements related to the substantial completion of the comprehensive renovations of the Westin Washington D.C. City Center, Westin San Diego, Hilton Boston and Hilton Burlington, as well as the guest room renovation at the Hilton Minneapolis.

The Company expects to spend approximately $85 million on capital improvements at its hotels in 2015, which includes carryover from 2014 projects. Significant projects in 2015 include the addition of 41 rooms at the Hilton Boston Downtown and a partial guestroom renovation at the Chicago Marriott Downtown.
Balance Sheet
As of December 31, 2014, the Company had $144.4 million of unrestricted cash on hand and approximately $1.0 billion of total debt, which consisted solely of property-specific mortgage debt and no outstanding borrowings on the Company's $200 million senior unsecured credit facility. The Company has approximately $145 million of mortgage debt maturities in 2015 with an average interest rate of 5.8%. The Company anticipates addressing these maturities with a combination of refinancing proceeds from existing encumbered hotels, proceeds from new mortgage debt on unencumbered hotels, proceeds from the disposition of non-core hotels, capacity under its $200 million senior unsecured credit facility and existing cash balances.

Dividends

The Company’s Board of Directors declared a quarterly dividend of $0.1025 per share to stockholders of record as of December 31, 2014. The dividend was paid on January 12, 2015. The Company increased its quarterly dividend for 2015 by 22% and its Board of Directors declared a dividend of $0.125 per share for stockholders of record as of March 31, 2015.

Outlook and Guidance
The Company has provided annual guidance for 2015, but does not undertake to update it for any developments in its business.  Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.  Pro Forma RevPAR and Pro Forma Hotel Adjusted EBITDA margin growth assume that all of the Company's 28 hotels were owned since January 1, 2014 and exclude the Hilton Garden Inn Times Square Central for the period from January 1, 2014 to August 31, 2014, since the hotel opened on September 1, 2014.

Based on the above assumptions, the Company expects its full year 2015 results to be as follows:

Metric	Low End	High End

Pro Forma RevPAR Growth	6 percent	7 percent
Adjusted EBITDA	$262 million	$272 million
Adjusted FFO	$201 million	$207 million
Adjusted FFO per share (based on 201 million shares)	$1.00 per share	$1.03 per share

The midpoint of the guidance range above implies Hotel Adjusted EBITDA margin growth of approximately 100 basis points. In addition, the Company expects corporate expenses to be between $23.5 million and $24.0 million in 2015. The Company expects 16.5% to 17.5% of full year 2015 Adjusted EBITDA to be earned during the first quarter of 2015.

The following table is presented to provide investors with selected quarterly Pro Forma operating information for 2014. The operating information assumes that all of the Company's 28 hotels were owned since January 1, 2014 and excludes the Hilton Garden Inn Times Square Central for the period from January 1, 2014 to August 31, 2014, since the hotel opened for business on September 1, 2014.

	Quarter 1, 2014	Quarter 2, 2014	Quarter 3, 2014	Quarter 4, 2014	Full Year 2014
RevPAR	$139.75	$173.75	$173.03	$159.42	$161.57
Revenues (in thousands)	$191,617	$229,384	$222,515	$212,801	$856,317
Hotel Adjusted EBITDA (in thousands)	$46,011	$75,368	$69,102	$62,001	$252,482
% of full Year	18.2%	29.9%	27.4%	24.5%	100.0%
Hotel Adjusted EBITDA Margin	24.01%	32.86%	31.05%	29.14%	29.48%
Available Rooms	936,270	946,673	957,076	957,076	3,797,095
Earnings Call
The Company will host a conference call to discuss its fourth quarter and full year results on Tuesday, February 24, 2015, at 10:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 877-280-4960 (for domestic callers) or 857-244-7317 (for international callers). The participant passcode is 49928360. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for thirty days.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 28 premium quality hotels with over 10,700 rooms. The Company has strategically positioned its hotels to generally be operated under the leading global brands such as Hilton, Marriott, and Westin, as well as boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Property and equipment, net	$2,764,393	$2,567,533
Deferred financing costs, net	8,023	7,702
Restricted cash	74,730	89,106
Due from hotel managers	79,827	69,353
Note receivable	—	50,084
Favorable lease assets, net	34,274	39,936
Prepaid and other assets (1)	52,739	79,474
Cash and cash equivalents	144,365	144,584
Total assets	$3,158,351	$3,047,772
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage debt	$1,038,330	$1,091,861
Senior unsecured credit facility	—	—
Total debt	1,038,330	1,091,861

Deferred income related to key money, net	21,561	23,707
Unfavorable contract liabilities, net	76,220	78,093
Due to hotel managers	59,169	54,225
Dividends declared and unpaid	20,922	16,981
Accounts payable and accrued expenses (2)	113,162	102,214
Total other liabilities	291,034	275,220
Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 199,964,041 and 195,470,791 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	2,000	1,955
Additional paid-in capital	2,045,755	1,979,613
Accumulated deficit	(218,768)	(300,877)
Total stockholders’ equity	1,828,987	1,680,691
Total liabilities and stockholders’ equity	$3,158,351	$3,047,772

(1) Includes $40.5 million of deferred tax assets, $4.9 million of prepaid expenses and $7.3 million of other assets as of December 31, 2014.
(2) Includes $64.8 million of deferred ground rent, $17.2 million of deferred tax liabilities, $11.7 million of accrued property taxes, $6.2 million of accrued capital expenditures and $13.3 million of other accrued liabilities as of December 31, 2014.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Rooms	$162,999	$142,864	$628,870	$558,751
Food and beverage	48,780	47,239	195,077	193,043
Other	11,848	11,364	48,915	47,894
Total revenues	223,627	201,467	872,862	799,688
Operating Expenses:
Rooms	41,088	38,573	162,870	151,040
Food and beverage	33,547	33,194	135,402	136,454
Management fees	7,945	6,621	30,027	25,546
Other hotel expenses	75,492	71,241	295,826	284,523
Depreciation and amortization	24,074	25,374	99,650	103,895
Hotel acquisition costs	898	—	2,177	—
Corporate expenses	6,387	4,971	22,267	23,072
Gain on insurance proceeds	—	—	(1,825)	—
Gain on litigation settlement, net	—	—	(10,999)	—
Total operating expenses	189,431	179,974	735,395	724,530
Operating income	34,196	21,493	137,467	75,158

Interest income	(151)	(1,724)	(3,027)	(6,328)
Interest expense	14,462	14,769	58,278	57,279
Gain on sales of hotel property	(49,719)	—	(50,969)	—
Loss on early extinguishment of debt	1,555	1,492	1,616	1,492
Gain on hotel property acquisition	—	—	(23,894)	—
Gain on prepayment of note receivable	—	—	(13,550)	—
Total other (income) expenses, net	(33,853)	14,537	(31,546)	52,443
Income from continuing operations before income taxes	68,049	6,956	169,013	22,715
Income tax (expense) benefit	(4,433)	(128)	(5,636)	1,113
Income from continuing operations	63,616	6,828	163,377	23,828
Income from discontinued operations, net of taxes	—	22,727	—	25,237
Net income	$63,616	$29,555	$163,377	$49,065
Basic and diluted earnings per share:
Continuing operations	$0.32	$0.03	$0.83	$0.12
Discontinued operations	—	0.12	—	0.13
Basic and diluted earnings per share	$0.32	$0.15	$0.83	$0.25

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

EBITDA and FFO

EBITDA represents net income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. In addition, covenants included in our indebtedness use EBITDA as a measure of financial compliance. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net income determined in accordance with GAAP, excluding gains or losses from sales of properties and impairment losses, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. The Company also uses FFO as one measure in assessing its results.

Adjustments to EBITDA and FFO

We adjust EBITDA and FFO when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with GAAP net income, EBITDA and FFO, is beneficial to an investor's complete understanding of our operating performance. We adjust EBITDA and FFO for the following items:

•	Non-Cash Ground Rent: We exclude the non-cash expense incurred from the straight line recognition of rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.

•
Non-Cash Amortization of Favorable and Unfavorable Contracts: We exclude the non-cash amortization of the favorable management contract assets recorded in conjunction with our acquisitions of the Westin Washington D.C. City Center, Westin San Diego, and Hilton Burlington and the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with our acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Lexington Hotel New York. The amortization of the favorable and unfavorable contracts does not reflect the underlying operating performance of our hotels.

•
Cumulative Effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these one-time adjustments because they do not reflect our actual performance for that period.

•
Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because we believe they do not accurately reflect the underlying performance of the Company.

•	Acquisition Costs: We exclude acquisition transaction costs expensed during the period because we believe they do not reflect the underlying performance of the Company.

•
Allerton Loan: We exclude the gain from the prepayment of the loan in 2014. Prior to the prepayment, cash payments received during 2010 and 2011 that were included in Adjusted EBITDA and Adjusted FFO and reduced the carrying basis of the loan were deducted from Adjusted EBITDA and Adjusted FFO, calculated based on a straight-line basis over the anticipated term of the loan.

•
Other Non-Cash and /or Unusual Items:  From time to time we incur costs or realize gains that we do not believe reflect the underlying performance of the Company. Such items include, but are not limited to, pre-opening costs, contract termination fees, severance costs, and gains from legal settlements, bargain purchase gains, and insurance proceeds.

In addition, to derive Adjusted EBITDA we exclude gains or losses on dispositions and impairment losses because we believe that including them in EBITDA does not reflect the ongoing performance of our hotels. Additionally, the gains or losses on dispositions and impairment losses represent either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to debt instruments. Specifically, we exclude the impact of the non-cash amortization of the debt premium recorded in conjunction with the acquisition of the JW Marriott Denver at Cherry Creek and fair market value adjustments to the Company's interest rate cap agreement.

The following tables are reconciliations of our GAAP net income to EBITDA and Adjusted EBITDA (in thousands):

	Fourth Quarter		Full Year
	2014	2013	2014	2013
Net income	$63,616	$29,555	$163,377	$49,065
Interest expense	14,462	14,769	58,278	57,279
Income tax expense (benefit) (1)	4,433	928	5,636	(16)
Real estate related depreciation and amortization (2)	24,074	25,374	99,650	105,655
EBITDA	106,585	70,626	326,941	211,983
Non-cash ground rent	1,573	1,677	6,453	6,787
Non-cash amortization of favorable and unfavorable contract liabilities, net	(353)	(424)	(1,410)	(1,487)
Gain on sales of hotel property	(49,719)	(22,733)	(50,969)	(22,733)
Gain on hotel property acquisition	—	—	(23,894)	—
Loss on early extinguishment of debt	1,555	1,492	1,616	1,492
Gain on insurance proceeds	—	—	(1,825)	—
Gain on litigation settlement (3)	—	—	(10,999)	—
Gain on prepayment of note receivable	—	—	(13,550)	—
Reversal of previously recognized Allerton income	—	(291)	(453)	(1,163)
Write-off of key money	—	(1,082)	—	(1,082)
Hotel acquisition costs	898	—	2,177	—
Pre-opening costs (4)	286	—	953	—
Severance costs (5)	(53)	—	736	3,065
Adjusted EBITDA	$60,772	$49,265	$235,776	$196,862

(1)	Includes $0.8 million and $1.1 million of income tax expense reported in discontinued operations for the three months and year ended December 31, 2013, respectively.

(2)	Includes $1.8 million of depreciation expense reported in discontinued operations for the year ended December 31, 2013.

(3)
Includes $14.0 million of settlement proceeds, net of a $1.2 million contingency fee paid to our legal counsel and $1.8 million of legal fees and other costs incurred over the course of the legal proceedings for year ended December 31, 2014. The $1.8 million of legal fees and other costs were previously recorded as corporate expenses and the repayment of those costs through the settlement proceeds is recorded as a reduction of corporate expenses.

(4)	Classified as other hotel expenses on the consolidated statements of operations.

(5)	Classified as corporate expenses on the consolidated statements of operations.

	Full Year 2015 Guidance
	Low End	High End
Net income	$97,600	$102,600
Interest expense	52,800	52,300
Income tax expense	8,000	12,500
Real estate related depreciation and amortization	99,000	100,000
EBITDA	257,400	267,400
Non-cash ground rent	5,700	5,700
Non-cash amortization of favorable and unfavorable contracts, net	(1,400)	(1,400)
Hotel acquisition costs	300	300
Adjusted EBITDA	$262,000	$272,000

The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended December 31,		Year Ended December 31,

	2014	2013	2014	2013
Net income	$63,616	$29,555	$163,377	$49,065
Real estate related depreciation and amortization (1)	24,074	25,374	99,650	105,655
Gain on sale of hotel property	(49,719)	(22,733)	(50,969)	(22,733)
FFO	37,971	32,196	212,058	131,987
Non-cash ground rent	1,573	1,677	6,453	6,787
Non-cash amortization of unfavorable contract liabilities, net	(353)	(424)	(1,410)	(1,487)
Gain on hotel property acquisition	—	—	(23,894)	—
Loss on early extinguishment of debt	1,555	1,492	1,616	1,492
Gain on insurance proceeds	—	—	(1,825)	—
Gain on litigation settlement (2)	—	—	(10,999)	—
Gain on prepayment of note receivable	—	—	(13,550)	—
Hotel acquisition costs	898	—	2,177	—
Pre-opening costs	286	—	953	—
Reversal of previously recognized Allerton income	—	(291)	(453)	(1,163)
Write-off of key money	—	(1,082)	—	(1,082)
Severance costs	(53)	—	736	3,065
Fair value adjustments to debt instruments	(90)	(65)	(355)	(298)
Adjusted FFO	$41,787	$33,503	$171,507	$139,301
Adjusted FFO per share	$0.21	$0.17	$0.87	$0.71

(1)	Includes $1.8 million of depreciation expense reported in discontinued operations for the year ended December 31, 2013.

(2)
Includes $14.0 million of settlement proceeds, net of a $1.2 million contingency fee paid to our legal counsel and $1.8 million of legal fees and other costs incurred over the course of the legal proceedings for the year ended December 31, 2014. The $1.8 million of legal fees and other costs were previously recorded as corporate expenses and the repayment of those costs through the settlement proceeds is recorded as a reduction of corporate expenses.

	Full Year 2015 Guidance
	Low End	High End
Net income	$97,600	$102,600
Real estate related depreciation and amortization	99,000	100,000
FFO	196,600	202,600
Non-cash ground rent	5,700	5,700
Non-cash amortization of favorable and unfavorable contracts, net	(1,400)	(1,400)
Hotel acquisition costs	300	300
Fair value adjustments to debt instruments	(200)	(200)
Adjusted FFO	$201,000	$207,000
Adjusted FFO per share	$1.00	$1.03

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

Certain Definitions
In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and other contracts, and the non-cash amortization of our unfavorable contract liabilities. Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. Net debt is calculated as total debt outstanding less unrestricted cash.

DIAMONDROCK HOSPITALITY COMPANY
HOTEL OPERATING DATA
Schedule of Property Level Results - Pro Forma (1)
(unaudited and in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2014	2013	% Change	2014	2013	% Change
Revenues:
Rooms	$150,484	$138,908	8.3%	$603,739	$540,310	11.7%
Food and beverage	48,174	45,005	7.0%	192,670	181,851	5.9%
Other	11,019	10,356	6.4%	45,560	42,916	6.2%
Total revenues	209,677	194,269	7.9%	841,969	765,077	10.1%
Operating Expenses:
Rooms departmental expenses	$37,830	$36,151	4.6%	$152,891	$141,034	8.4%
Food and beverage departmental expenses	32,494	30,827	5.4%	131,558	126,758	3.8%
Other direct departmental	4,709	4,540	3.7%	18,451	19,131	(3.6)%
General and administrative	16,629	16,100	3.3%	65,535	61,443	6.7%
Utilities	6,474	6,309	2.6%	26,941	27,287	(1.3)%
Repairs and maintenance	8,991	8,977	0.2%	35,753	35,026	2.1%
Sales and marketing	15,123	14,122	7.1%	58,434	52,752	10.8%
Franchise fees	4,052	3,327	21.8%	15,448	12,435	24.2%
Base management fees	5,181	4,793	8.1%	20,803	18,516	12.4%
Incentive management fees	2,473	1,672	47.9%	8,347	6,222	34.2%
Property taxes	9,454	9,295	1.7%	38,847	39,443	(1.5)%
Ground rent	3,733	3,639	2.6%	14,916	14,554	2.5%
Other fixed expenses	2,317	2,558	(9.4)%	10,365	10,447	(0.8)%
Pre-opening costs	286	—	100.0%	953	—	100.0%
Total hotel operating expenses	$149,746	$142,310	5.2%	$599,242	$565,048	6.1%
Hotel EBITDA	59,931	51,959	15.3%	242,727	200,029	21.3%
Non-cash ground rent	1,573	1,569	0.3%	6,330	6,356	(0.4)%
Non-cash amortization of unfavorable contract liabilities	(353)	(424)	(16.7)%	(1,410)	(1,487)	(5.2)%
Pre-opening costs (2)	286	—	100.0%	953	—	100.0%
Hotel Adjusted EBITDA	$61,437	$53,104	15.7%	$248,600	$204,898	21.3%

(1)
Pro forma to include the results of operations of the Inn at Key West and the Westin Fort Lauderdale under previous ownership and exclude the Oak Brook Hills Resort and Los Angeles Airport Marriott, which were sold during 2014, and the Hilton Garden Inn Times Square Central, which opened for business on September 1, 2014.

(2)	Classified as other hotel expenses on the consolidated statements of operations.

Market Capitalization as of December 31, 2014
(in thousands)
Enterprise Value

Common equity capitalization (at December 31, 2014 closing price of $14.87/share)	$2,982,584
Consolidated debt	1,038,330
Cash and cash equivalents	(144,365)
Total enterprise value	$3,876,549
Share Reconciliation

Common shares outstanding	199,964
Unvested restricted stock held by management and employees	514
Share grants under deferred compensation plan held by directors	99
Combined shares outstanding	200,577

Debt Summary as of December 31, 2014
(dollars in thousands)
Property	Interest Rate	Term	Outstanding Principal	Maturity
Courtyard Manhattan / Midtown East	4.400%	Fixed	$86,000	August 2024
Lexington Hotel New York	LIBOR + 2.50	Variable	170,368	October 2017 (1)
Renaissance Worthington	5.400%	Fixed	52,859	July 2015
JW Marriott Denver at Cherry Creek	6.470%	Fixed	38,552	July 2015
Frenchman’s Reef Marriott	5.440%	Fixed	56,595	August 2015
Orlando Airport Marriott	5.680%	Fixed	55,925	January 2016
Chicago Marriott Downtown	5.975%	Fixed	205,166	April 2016
Courtyard Manhattan / Fifth Avenue	6.480%	Fixed	48,970	June 2016
Salt Lake City Marriott Downtown	4.250%	Fixed	61,352	November 2020
Hilton Minneapolis	5.464%	Fixed	92,732	May 2021
Westin Washington D.C. City Center	3.990%	Fixed	70,635	January 2023
The Lodge at Sonoma	3.960%	Fixed	30,058	April 2023
Westin San Diego	3.940%	Fixed	68,937	April 2023
Debt premium (2)			181
Total mortgage debt			$1,038,330
Senior unsecured credit facility	LIBOR + 1.90	Variable	—	January 2017 (3)
Total debt			$1,038,330
(1) The loan may be extended for two additional one-year terms subject to the satisfaction of certain conditions and the payment of an extension fee.
(2) Non-cash GAAP adjustment recorded upon the assumption of the mortgage loan secured by the JW Marriott Denver Cherry Creek.
(3) The credit facility may be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

Pro Forma Operating Statistics – Fourth Quarter
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	4Q 2014	4Q 2013	B/(W)	4Q 2014	4Q 2013	B/(W)	4Q 2014	4Q 2013	B/(W)	4Q 2014	4Q 2013	B/(W)
Atlanta Alpharetta Marriott	$156.78	$148.33	5.7%	70.6%	69.0%	1.6%	$110.73	$102.37	8.2%	33.14%	37.41%	-427 bps
Bethesda Marriott Suites	$167.41	$152.65	9.7%	67.7%	66.9%	0.8%	$113.37	$102.19	10.9%	27.94%	23.43%	451 bps
Boston Westin	$253.31	$235.69	7.5%	62.1%	64.4%	(2.3)%	$157.19	$151.71	3.6%	29.38%	26.14%	324 bps
Hilton Boston Downtown	$273.43	$246.06	11.1%	77.9%	71.7%	6.2%	$213.00	$176.35	20.8%	35.89%	28.36%	753 bps
Hilton Burlington	$167.53	$153.42	9.2%	70.3%	70.5%	(0.2)%	$117.74	$108.16	8.9%	35.68%	35.57%	11 bps
Renaissance Charleston	$206.57	$194.86	6.0%	90.4%	86.7%	3.7%	$186.70	$168.96	10.5%	35.97%	37.01%	-104 bps
Hilton Garden Inn Chelsea	$254.58	$258.71	(1.6)%	93.9%	93.9%	—%	$239.01	$242.95	(1.6)%	38.86%	48.34%	-948 bps
Chicago Marriott	$220.43	$207.30	6.3%	73.0%	75.0%	(2.0)%	$160.91	$155.51	3.5%	24.18%	23.48%	70 bps
Chicago Conrad	$236.52	$223.92	5.6%	83.6%	77.8%	5.8%	$197.67	$174.24	13.4%	35.18%	34.46%	72 bps
Courtyard Denver Downtown	$189.64	$167.12	13.5%	81.6%	78.8%	2.8%	$154.80	$131.75	17.5%	47.59%	43.53%	406 bps
Courtyard Fifth Avenue	$304.92	$304.14	0.3%	91.4%	88.4%	3.0%	$278.78	$268.83	3.7%	34.75%	30.00%	475 bps
Courtyard Midtown East	$311.35	$307.83	1.1%	92.4%	88.3%	4.1%	$287.65	$271.68	5.9%	39.95%	41.16%	-121 bps
Fort Lauderdale Westin	$175.14	$168.63	3.9%	81.3%	73.7%	7.6%	$142.40	$124.35	14.5%	20.03%	17.88%	215 bps
Frenchman's Reef	$230.72	$227.75	1.3%	79.3%	76.3%	3.0%	$183.02	$173.68	5.4%	16.90%	16.11%	79 bps
JW Marriott Denver Cherry Creek	$253.39	$234.65	8.0%	79.8%	78.6%	1.2%	$202.30	$184.49	9.7%	30.70%	30.13%	57 bps
Inn at Key West	$199.53	$179.11	11.4%	88.5%	87.1%	1.4%	$176.53	$155.97	13.2%	52.18%	48.73%	345 bps
Lexington Hotel New York	$279.30	$268.22	4.1%	96.6%	87.7%	8.9%	$269.92	$235.30	14.7%	38.74%	28.59%	1015 bps
Hilton Minneapolis	$142.59	$147.35	(3.2)%	65.7%	64.2%	1.5%	$93.63	$94.60	(1.0)%	18.68%	22.63%	-395 bps
Orlando Airport Marriott	$104.97	$96.68	8.6%	78.9%	76.6%	2.3%	$82.77	$74.07	11.7%	24.38%	24.80%	-42 bps
Hotel Rex	$226.66	$181.95	24.6%	83.6%	83.2%	0.4%	$189.52	$151.38	25.2%	35.87%	27.24%	863 bps
Salt Lake City Marriott	$144.64	$138.71	4.3%	64.8%	58.8%	6.0%	$93.79	$81.59	15.0%	27.70%	23.79%	391 bps
The Lodge at Sonoma	$263.44	$250.39	5.2%	78.8%	69.4%	9.4%	$207.62	$173.77	19.5%	26.81%	25.71%	110 bps
Hilton Garden Inn Times Square Central	$282.51	N/A	N/A	99.0%	N/A	N/A	$279.67	N/A	N/A	54.63%	N/A	N/A
Vail Marriott	$260.15	$296.20	(12.2)%	50.2%	55.6%	(5.4)%	$130.61	$164.69	(20.7)%	22.50%	30.01%	-751 bps
Westin San Diego	$160.22	$150.16	6.7%	75.0%	69.5%	5.5%	$120.08	$104.29	15.1%	30.09%	19.62%	1047 bps
Westin Washington D.C. City Center	$214.54	$203.40	5.5%	72.6%	60.0%	12.6%	$155.77	$121.98	27.7%	29.79%	28.26%	153 bps
Renaissance Worthington	$176.80	$169.94	4.0%	64.5%	66.4%	(1.9)%	$114.08	$112.77	1.2%	29.71%	30.19%	-48 bps
Pro Forma Total (1)	$212.71	$203.57	4.5%	75.1%	72.4%	2.7%	$159.64	$147.43	8.3%	29.30%	27.34%	196 bps

(1) Excludes the Los Angeles Airport Marriott, which was sold in 2014, and the Hilton Garden Inn Times Square Central, which opened for business on September 1, 2014. Includes operating results for all other hotels assuming they were owned since January 1, 2013.

Pro Forma Operating Statistics – Full Year
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	YTD 2014	YTD 2013	B/(W)	YTD 2014	YTD 2013	B/(W)	YTD 2014	YTD 2013	B/(W)	YTD 2014	YTD 2013	B/(W)
Atlanta Alpharetta Marriott	$162.70	$148.12	9.8%	71.2%	73.8%	(2.6)%	$115.77	$109.37	5.9%	34.75%	34.72%	3 bps
Bethesda Marriott Suites	$165.09	$161.18	2.4%	66.3%	61.9%	4.4%	$109.43	$99.71	9.7%	25.30%	23.00%	230 bps
Boston Westin	$231.05	$207.60	11.3%	75.3%	74.5%	0.8%	$174.09	$154.60	12.6%	28.27%	24.59%	368 bps
Hilton Boston Downtown	$257.70	$226.68	13.7%	87.6%	80.4%	7.2%	$225.75	$182.26	23.9%	36.64%	31.89%	475 bps
Hilton Burlington	$169.05	$159.43	6.0%	75.4%	74.1%	1.3%	$127.47	$118.16	7.9%	40.47%	39.87%	60 bps
Renaissance Charleston	$205.00	$191.27	7.2%	90.8%	87.5%	3.3%	$186.23	$167.31	11.3%	34.79%	35.05%	-26 bps
Hilton Garden Inn Chelsea	$227.49	$231.99	(1.9)%	94.3%	95.9%	(1.6)%	$214.59	$222.51	(3.6)%	38.24%	45.34%	-710 bps
Chicago Marriott	$209.77	$205.83	1.9%	75.0%	76.2%	(1.2)%	$157.30	$156.86	0.3%	23.52%	23.40%	12 bps
Chicago Conrad	$226.27	$217.76	3.9%	83.4%	81.6%	1.8%	$188.77	$177.61	6.3%	34.53%	32.14%	239 bps
Courtyard Denver Downtown	$188.52	$168.42	11.9%	83.7%	83.4%	0.3%	$157.72	$140.47	12.3%	48.18%	44.89%	329 bps
Courtyard Fifth Avenue	$280.14	$277.14	1.1%	89.8%	80.1%	9.7%	$251.54	$221.92	13.3%	27.24%	21.68%	556 bps
Courtyard Midtown East	$284.04	$275.73	3.0%	91.2%	82.3%	8.9%	$259.12	$226.81	14.2%	34.35%	31.66%	269 bps
Fort Lauderdale Westin	$179.83	$166.72	7.9%	82.8%	80.2%	2.6%	$148.94	$133.64	11.4%	21.94%	20.99%	95 bps
Frenchman's Reef	$242.12	$239.69	1.0%	84.8%	82.1%	2.7%	$205.28	$196.78	4.3%	22.79%	20.09%	270 bps
JW Marriott Denver Cherry Creek	$254.30	$239.27	6.3%	82.4%	80.4%	2.0%	$209.64	$192.39	9.0%	32.31%	30.38%	193 bps
Inn at Key West	$207.28	$187.86	10.3%	88.9%	85.7%	3.2%	$184.35	$161.08	14.4%	53.52%	51.27%	225 bps
Lexington Hotel New York	$246.72	$224.92	9.7%	92.3%	62.4%	29.9%	$227.67	$140.26	62.3%	32.79%	9.03%	2376 bps
Hilton Minneapolis	$146.15	$145.56	0.4%	73.6%	72.3%	1.3%	$107.56	$105.21	2.2%	24.51%	26.86%	-235 bps
Orlando Airport Marriott	$106.86	$99.85	7.0%	78.7%	75.5%	3.2%	$84.09	$75.38	11.6%	23.83%	23.29%	54 bps
Hotel Rex	$214.57	$187.88	14.2%	85.4%	84.4%	1.0%	$183.20	$158.66	15.5%	35.56%	30.99%	457 bps
Salt Lake City Marriott	$146.54	$142.26	3.0%	68.5%	67.1%	1.4%	$100.44	$95.51	5.2%	31.12%	31.54%	-42 bps
The Lodge at Sonoma	$267.50	$254.13	5.3%	78.7%	74.2%	4.5%	$210.59	$188.52	11.7%	28.10%	25.71%	239 bps
Hilton Garden Inn Times Square Central	$284.97	N/A	N/A	92.1%	N/A	N/A	$262.43	N/A	N/A	53.07%	N/A	N/A
Vail Marriott	$251.62	$243.94	3.1%	65.2%	67.7%	(2.5)%	$164.10	$165.25	(0.7)%	32.60%	30.21%	239 bps
Westin San Diego	$166.12	$153.50	8.2%	82.8%	82.7%	0.1%	$137.62	$126.98	8.4%	31.81%	29.72%	209 bps
Westin Washington D.C. City Center	$208.35	$192.13	8.4%	74.0%	73.5%	0.5%	$154.18	$141.19	9.2%	30.86%	31.35%	-49 bps
Renaissance Worthington	$176.19	$170.73	3.2%	68.3%	65.4%	2.9%	$120.35	$111.70	7.7%	32.00%	30.68%	132 bps
Pro Forma Total (1)	$205.09	$192.86	6.3%	78.7%	75.0%	3.7%	$161.44	$144.67	11.6%	29.53%	26.78%	275 bps
Pro Forma Total Excluding NYC Renovations (2)	$195.99	$185.79	5.5%	77.0%	75.7%	1.3%	$150.83	$140.57	7.3%	29.09%	27.73%	136 bps

(1) Excludes the Oak Brook Hills Resort and the Los Angeles Airport Marriott, which were sold in 2014, and the Hilton Garden Inn Times Square Central, which opened for business on September 1, 2014. Includes operating results for all other hotels assuming they were owned since January 1, 2013.
(2) Excludes the three hotels in New York City under renovation during the year ended December 31, 2013; the Lexington Hotel New York, Courtyard Manhattan Midtown East and Courtyard Fifth Avenue.

Pro Forma Hotel Adjusted EBITDA Reconciliation
	Fourth Quarter 2014
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,584	$1,114	$405	$—	$—	$1,519
Bethesda Marriott Suites	$3,912	$(810)	$362	$—	$1,541	$1,093
Boston Westin	$20,491	$3,808	$2,217	$—	$(5)	$6,020
Hilton Boston Downtown	$7,680	$1,636	$1,078	$—	$42	$2,756
Hilton Burlington	$3,915	$924	$450	$—	$23	$1,397
Renaissance Charleston	$3,547	$901	$407	$—	$(32)	$1,276
Hilton Garden Inn Chelsea	$3,816	$1,121	$362	$—	$—	$1,483
Chicago Marriott	$26,244	$937	$2,595	$3,210	$(397)	$6,345
Chicago Conrad	$7,447	$1,673	$947	$—	$—	$2,620
Courtyard Denver Downtown	$2,698	$1,005	$279	$—	$—	$1,284
Courtyard Fifth Avenue	$4,768	$314	$449	$842	$52	$1,657
Courtyard Midtown East	$8,650	$1,754	$684	$1,018	$—	$3,456
Fort Lauderdale Westin	$10,491	$1,006	$1,095	$—	—	$2,101
Frenchman's Reef	$14,616	$102	$1,556	$812	$—	$2,470
JW Marriott Denver Cherry Creek	$5,788	$694	$520	$563	$—	$1,777
Inn at Key West	$1,878	$890	$90	$—	$—	$980
Lexington Hotel New York	$19,026	$2,608	$3,364	$1,367	$31	$7,370
Minneapolis Hilton	$11,384	$(1,508)	$2,442	$1,321	$(129)	$2,126
Orlando Airport Marriott	$5,480	$(51)	$571	$816	$—	$1,336
Hotel Rex	$1,837	$520	$139	$—	$—	$659
Salt Lake City Marriott	$6,314	$316	$743	$690	$—	$1,749
The Lodge at Sonoma	$6,027	$901	$404	$311	$—	$1,616
Hilton Garden Inn Times Square Central	$7,329	$3,227	$777	$—	$—	$4,004
Vail Marriott	$6,040	$855	$504	$—	$—	$1,359
Westin San Diego	$6,978	$695	$656	$703	$46	$2,100
Westin Washington D.C. City Center	$7,104	$584	$725	$760	$47	$2,116
Renaissance Worthington	$8,962	$1,324	$597	$740	$2	$2,663
Pro Forma Total (2)	$209,677	$23,313	$23,641	$13,153	$1,221	$61,437
(1) The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets, and the non-cash amortization of our unfavorable contract liabilities.
(2) Excludes the Los Angeles Airport Marriott, which was sold in 2014, and the Hilton Garden Inn Times Square Central, which opened for business on September 1, 2014. Includes operating results for all other hotels assuming they were owned since January 1, 2013.

Pro Forma Hotel Adjusted EBITDA Reconciliation
	Fourth Quarter 2013
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,306	$1,207	$404	$—	$—	$1,611
Bethesda Marriott Suites	$3,743	$(1,028)	$371	$—	$1,534	$877
Boston Westin	$18,768	$2,743	$2,160	$—	$3	$4,906
Hilton Boston Downtown	$6,371	$255	$1,510	$—	$42	$1,807
Hilton Burlington	$3,365	$325	$849	$—	$23	$1,197
Renaissance Charleston	$3,207	$814	$405	$—	$(32)	$1,187
Hilton Garden Inn Chelsea	$3,879	$1,373	$502	$—	$—	$1,875
Chicago Marriott	$24,959	$395	$2,627	$3,233	$(395)	$5,860
Chicago Conrad	$6,655	$1,335	$958	$—	$—	$2,293
Courtyard Denver Downtown	$2,325	$743	$269	$—	$—	$1,012
Courtyard Fifth Avenue	$4,597	$45	$430	$852	$52	$1,379
Courtyard Midtown East	$8,198	$1,719	$679	$976	$—	$3,374
Fort Lauderdale Westin	$9,433	$592	$1,095	$—	$—	$1,687
Frenchman's Reef	$13,868	$(193)	$1,601	$826	$—	$2,234
JW Marriott Denver Cherry Creek	$5,595	$591	$515	$580	$—	$1,686
Inn at Key West	$1,695	$736	$90	$—	$—	$826
Lexington Hotel New York	$16,444	$(172)	$3,132	$1,781	$(40)	$4,701
Minneapolis Hilton	$11,462	$(587)	$1,963	$1,351	$(133)	$2,594
Orlando Airport Marriott	$5,251	$(321)	$794	$829	$—	$1,302
Hotel Rex	$1,520	$181	$233	$—	$—	$414
Salt Lake City Marriott	$5,869	$17	$755	$624	$—	$1,396
The Lodge at Sonoma	$5,375	$694	$372	$316	$—	$1,382
Vail Marriott	$7,104	$1,524	$608	$—	$—	$2,132
Westin San Diego	$5,908	$(726)	$1,124	$715	$46	$1,159
Westin Washington D.C. City Center	$5,754	$1	$802	$778	$45	$1,626
Renaissance Worthington	$8,618	$1,172	$675	$753	$2	$2,602
Pro Forma Total (2)	$194,269	$13,435	$24,923	$13,614	$1,147	$53,104

(1)
The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(2)	Excludes the Los Angeles Airport Marriott, which was sold in 2014, and includes operating results for all other hotels assuming they were owned since January 1, 2013.

Pro Forma Hotel Adjusted EBITDA Reconciliation
	Full Year 2014
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$18,216	$4,709	$1,621	$—	$—	$6,330
Bethesda Marriott Suites	$14,970	$(3,832)	$1,445	$—	$6,174	$3,787
Boston Westin	$84,564	$15,110	$8,789	$—	$9	$23,908
Hilton Boston Downtown	$32,297	$7,335	$4,331	$—	$167	$11,833
Hilton Burlington	$15,764	$4,530	$1,759	$—	$91	$6,380
Renaissance Charleston	$13,883	$3,337	$1,619	$—	$(126)	$4,830
Hilton Garden Inn Chelsea	$13,635	$3,385	$1,829	$—	$—	$5,214
Chicago Marriott	$101,624	$661	$12,039	$12,793	$(1,589)	$23,904
Chicago Conrad	$28,802	$6,120	$3,824	$—	$—	$9,944
Courtyard Denver Downtown	$10,877	$4,138	$1,102	$—	$—	$5,240
Courtyard Fifth Avenue	$17,091	$(678)	$1,770	$3,356	$207	$4,655
Courtyard Midtown East	$30,968	$4,092	$2,745	$3,799	$—	$10,636
Fort Lauderdale Westin	$43,634	$5,195	$4,380	$—	$—	$9,575
Frenchman's Reef	$65,586	$5,508	$6,197	$3,242	$—	$14,947
JW Marriott Denver Cherry Creek	$23,329	$3,184	$2,073	$2,281	$—	$7,538
Inn at Key West	$7,911	$3,874	$360	$—	$—	$4,234
Lexington Hotel New York	$64,033	$1,135	$13,163	$6,575	$125	$20,998
Minneapolis Hilton	$49,704	$(2,094)	$9,508	$5,285	$(517)	$12,182
Orlando Airport Marriott	$22,251	$(341)	$2,385	$3,258	$—	$5,302
Hotel Rex	$7,079	$1,822	$695	$—	$—	$2,517
Salt Lake City Marriott	$27,223	$2,721	$2,991	$2,761	$—	$8,473
The Lodge at Sonoma	$23,854	$3,905	$1,558	$1,241	$—	$6,704
Hilton Garden Inn Times Square Central	$9,115	$3,801	$1,036	$—	$—	$4,837
Vail Marriott	$30,347	$7,841	$2,052	$—	$—	$9,893
Westin San Diego	$29,841	$2,529	$3,973	$2,807	$182	$9,491
Westin Washington D.C. City Center	$28,280	$1,111	$4,382	$3,044	$189	$8,726
Renaissance Worthington	$36,206	$6,107	$2,516	$2,955	$8	$11,586
Pro Forma Total (2)	$841,969	$91,404	$99,106	$53,397	$4,920	$248,600
Pro Forma Total Excluding NYC Renovations (3)	$729,877	$86,855	$81,428	$39,667	$4,588	$212,311

(1)
The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets, and the non-cash amortization of our unfavorable contract liabilities.

(2)
Excludes the Oak Brook Hills Resort and the Los Angeles Airport Marriott, which were sold in 2014, and the Hilton Garden Inn Times Square Central, which opened for business on September 1, 2014. Includes operating results for all other hotels assuming they were owned since January 1, 2013.

(3)	Excludes the three hotels in New York City under renovation during the year ended December 31, 2013; the Lexington Hotel New York, Courtyard Manhattan Midtown East and Courtyard Fifth Avenue.

Pro Forma Hotel Adjusted EBITDA Reconciliation
	Full Year 2013
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$17,976	$4,620	$1,622	$—	$—	$6,242
Bethesda Marriott Suites	$13,992	$(4,616)	$1,628	$—	$6,206	$3,218
Boston Westin	$76,126	$10,175	$8,532	$—	$9	$18,716
Hilton Boston Downtown	$26,356	$2,418	$5,819	$—	$167	$8,404
Hilton Burlington	$14,252	$2,215	$3,376	$—	$91	$5,682
Renaissance Charleston	$12,410	$2,880	$1,596	$—	$(126)	$4,350
Hilton Garden Inn Chelsea	$14,081	$4,328	$2,056	$—	$—	$6,384
Chicago Marriott	$100,380	$(269)	$12,490	$12,851	$(1,587)	$23,485
Chicago Conrad	$26,706	$4,825	$3,759	$—	$—	$8,584
Courtyard Denver Downtown	$9,770	$3,329	$1,057	$—	$—	$4,386
Courtyard Fifth Avenue	$15,085	$(1,953)	$1,614	$3,396	$213	$3,270
Courtyard Midtown East	$26,875	$2,048	$2,553	$3,908	$—	$8,509
Fort Lauderdale Westin	$39,436	$3,899	$4,380	$—	$—	$8,279
Frenchman's Reef	$62,439	$2,777	$6,465	$3,299	$—	$12,541
JW Marriott Denver Cherry Creek	$22,139	$2,376	$2,001	$2,349	$—	$6,726
Inn at Key West	$6,973	$3,215	$360	$—	$—	$3,575
Lexington Hotel New York	$39,757	$(15,427)	$12,142	$6,824	$52	$3,591
Minneapolis Hilton	$50,097	$809	$7,779	$5,401	$(532)	$13,457
Orlando Airport Marriott	$20,365	$(1,689)	$3,126	$3,305	$—	$4,742
Hotel Rex	$6,274	$1,017	$927	$—	$—	$1,944
Salt Lake City Marriott	$26,117	$3,450	$2,982	$1,806	$—	$8,238
The Lodge at Sonoma	$21,355	$3,030	$1,475	$986	$—	$5,491
Vail Marriott	$29,432	$6,471	$2,421	$—	$—	$8,892
Westin San Diego	$28,095	$1,682	$4,309	$2,171	$187	$8,349
Westin Washington D.C. City Center	$25,981	$(188)	$5,034	$3,116	$182	$8,144
Renaissance Worthington	$32,608	$4,223	$2,768	$3,006	$8	$10,005
Pro Forma Total (2)	$765,077	$45,645	$102,271	$52,418	$4,870	$204,898
Pro Forma Total Excluding NYC Renovations (3)	$683,360	$60,977	$85,962	$38,290	$4,605	$189,528

(1)
The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets, and the non-cash amortization of our unfavorable contract liabilities.

(2)	Excludes the Oak Brook Hills Resort and the Los Angeles Airport Marriott, which were sold in 2014, and includes operating results for all other hotels assuming they were owned since January 1, 2013.

(3)	Excludes the three hotels in New York City under renovation during the year ended December 31, 2013; the Lexington Hotel New York, Courtyard Manhattan Midtown East and Courtyard Fifth Avenue.